EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Mr. Kofi
A. Ofori, Esq., as attorney-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act of 1934, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




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DANIEL R. THOMAS
________________
DANIEL R. THOMAS
CHAIRMAN OF THE BOARD AND DIRECTOR IN TOTO
PRESIDENT AND CHIEF EXECUTIVE OFFICER
CHIEF FINANCIAL OFFICER PRO TEMPORE
DATE: JUNE 30, 2000

DEBRA B. KRAHLING
__________________
DEBRA B. KRAHLING
CORPORATE SECRETARY
DATE: JUNE 30, 2000